UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2017

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel	20100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

The Board of Directors of Protalix BioTherapeutics, Inc. (the “Company”) has approved the record date for the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on or about April 10, 2017. Holders of the Company’s common stock at the close of business on March 15, 2017, the record date, will be entitled to receive notice of, and to vote at, the Annual Meeting. The final date and time of the meeting will be announced in the proxy statement to be filed and distributed by the Company in connection with the Annual Meeting.

In order for a proposal to be considered timely, it must be received by the Company on or prior to March 2, 2017 at its principal executive offices at 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel. Proposals should be directed to the attention of the Secretary.

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and mail to its Stockholders a proxy statement in connection with the Annual Meeting, and advises its stockholders to read the proxy statement relating to the Annual Meeting when it becomes available, as it will contain important information. Stockholders may obtain a free copy of the proxy statement and any other relevant documents (when available) that the Company files with the SEC via the SEC’s web site at www.sec.gov. The proxy statement and these other documents, when available, may also be obtained free of charge from the Company by directing a request to the Company at 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel, Attention: Secretary.

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting. Stockholders will be able to obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the other filings by the Company with the SEC.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated February 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: February 14, 2017	By:	/s/ Moshe Manor
	Name:	Moshe Manor
	Title:	President and Chief Executive Officer